Exhibit 4.9

AMENDMENT NO. 1

This AMENDMENT NO. 1 (the “Agreement”) dated as of July 11, 2007 (the “Effective Date”) is among Edge Petroleum Corporation, a Delaware corporation (“Borrower”), the Lenders (as defined below) and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A.            The Borrower is party to that certain Fourth Amended and Restated Credit Agreement dated as of January 31, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the financial institutions party thereto from time to time (the “Lenders”), the Issuing Lender and the Administrative Agent.

B.            In connection with such Credit Agreement, (i) Edge Petroleum Exploration Company (“Edge Exploration”), (ii) Edge Petroleum Operating Company, Inc. (“Edge Operating”), (iii) Edge Petroleum Production Company (“Edge Production”), (iv) Miller Exploration Company (“Miller Exploration”), (v) Miller Oil Corporation (together with Edge Exploration, Edge Operating, Edge Production and Miller Exploration, the “Guarantors”) executed and delivered a Guaranty dated as of January 31, 2007 (the “Guaranty”) in favor of the Administrative Agent for the benefit of itself, the Issuing Lender and the Lenders.

C.            The Borrower proposes to issue certain senior unsecured notes in a public offering and sale (the “Bond Issuance”) and to use a portion of the proceeds of such Bond Issuance to repay a portion of the Obligations (as defined in the Credit Agreement).

D.            Pursuant the Credit Agreement, the Bond Issuance would cause the Borrower to incur Debt (as defined in the Credit Agreement) that is not permitted under Section 6.02 of the Credit Agreement without the prior consent of the Required Lenders (as defined in the Credit Agreement).

E.            The Borrower, the Guarantors, the Lenders, the Administrative Agent and the Issuing Lender wish to, subject to the terms and conditions of this Agreement, (i) consent to the Bond Issuance and the incurrence of Debt in connection therewith, (ii) provide for a waiver of certain Events of Default, and (iii) make certain amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Issuing Lender hereby agree as follows:

Section 1.              Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2.              Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.              Consent.  Subject to the terms of this Agreement, the Administrative Agent and the Lenders hereby consent to the Bond Issuance and the incurrence of Debt by the Borrower in connection therewith; provided that such Debt (a) is in an aggregate principal amount not to exceed $250,000,000; (b) shall have (i) a non-default interest rate that is no higher than 10.0% per annum, (ii) a scheduled maturity date that is no earlier than April 15, 2011, (iii) covenants and restrictions that are no more restrictive in any material respect than those set forth in the Credit Agreement and the other Loan Documents, (iv) no restriction on the ability of the Borrower or any of its Subsidiaries to amend, modify or otherwise supplement the Credit Agreement or the other Loan Documents, (v) no Lien securing such Debt, (vi) no restriction on the ability of the Borrower or any of its Subsidiaries to guarantee the Obligations or pledge assets as collateral security for the Obligations, (vii) a bullet repayment and not provide for scheduled amortization or mandatory prepayments (other than amortization resulting from any mandatory prepayments required in respect of such Debt in connection with the occurrence of an event of default under such Debt, a change of control of the issuer (including a disposition of all or substantially all of the assets of the Borrower and its Subsidiaries, a liquidation or dissolution of the Borrower, or any event constituting a Change of Control or an asset sale by the issuer or a Subsidiary thereof) and (viii) a closing date of not later than December 31, 2007; (c) shall not otherwise cause the occurrence of a Default or Event of Default after giving effect to the issuance of such Debt; and (d) may be guaranteed by the Subsidiaries of the Borrower, provided that no Lien secures such guarantees and such Subsidiaries are Obligors.

Section 4.              Waiver.  The Borrower hereby acknowledges the existence of an Event of Default (the “Existing Default”) under Section 6.14 of the Credit Agreement, which Event of Default is the result of the Borrower entering into of Hedge Contracts longer than the two-year maximum tenor provided for in such Section 6.14 (which limit is being amended as described below).  The Lenders hereby agree, subject to the terms and conditions of this Agreement, to waive the Existing Default. The waiver by the Lenders described in this Section 4 is contingent upon the satisfaction of the conditions precedent set forth below and is limited to the Existing Default.  Such waiver shall not be construed to be a consent to or a permanent waiver of the Sections covered by the Existing Default or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.  The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.  The descriptions herein of the Existing Default are based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default.  The failure of the Lenders to give notice to the Borrower or the Guarantors of any such other Defaults or Events of Default is not intended to be nor shall be a waiver thereof.  The Borrower hereby agrees and acknowledges that the Lenders require and will require strict performance by the Borrower of all of its obligations, agreements and covenants contained in the Credit Agreement, as amended hereby, and the other Loan Documents, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.

Section 5.              Amendments to Credit Agreement.

(a)           Section 1.01 of the Credit Agreement is hereby amended by adding the following new term in alphabetical order:

“Amendment No. 1 Effective Date” means July 11, 2007.

(b)           Section 6.14 of the Credit Agreement is hereby amended by deleting the Section in its entirety and replacing it with the following:

Section 6.14   Limitation on Speculative Hedging.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedge Contract for speculative purposes or (b) be party to or otherwise enter into any Hydrocarbon Hedge Agreement, Interest Hedge Agreement, or any other Hedge Contract that (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s operations, (ii) covers notional volumes in excess of the greater of (A) 80% of the anticipated production volumes attributable to Proven Reserves of the Borrower and its Subsidiaries which are categorized as “proved, developed and producing” during the period such hedge arrangement is in effect or (B) 50% of the anticipated production volumes attributable to total Proven Reserves during the period such hedge arrangement is in effect, each as shown on its most recently delivered Engineering Report, (iii) is longer than three years in duration, or (iv) except as consented to by the Administrative Agent, is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender Party or one of its Affiliates) at the time the contract is made does not have long-term obligations rated BBB or Baa2 or better, respectively, by either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., or is an investment grade-rated industry participant.  Notwithstanding the foregoing, the existence of the Hedge Contracts in effect on the Amendment No. 1 Effective Date (“Existing Hedge Contracts”) shall not be considered a violation of this Section 6.14 (it being understood, however, that in determining compliance with the foregoing requirements (including without limitation, the percentage of volumes hedged) in connection with any Hedge Contracts proposed to be entered into after the date of this Agreement, both the Existing Hedge Contracts and all other Hedge Contracts existing after the date of this Agreement shall be considered).

Section 6.              Borrowing Base and Confirming Borrowing Base Redetermination.

(a)           Borrowing Base.  Subject to the provisions of this Agreement, the Lenders and the Borrower hereby agree that immediately following the closing of the Bond Issuance, the Borrowing Base shall automatically reduce to $200,000,000.  Such redetermined Borrowing Base shall remain in effect until the immediately following redetermination made pursuant to Credit Agreement, as amended hereby.  If a Borrowing Base deficiency is created by such reduction, the Borrower hereby agrees that, notwithstanding anything contained in the Credit Agreement to the contrary, such deficiency shall be eliminated on the date of the closing of the Bond Issuance by making payments on the Advances and, if necessary, cash collateralizing Letters of Credit.

(b)           Conforming Borrowing Base.  Subject to the provisions of this Agreement, the Lenders and the Borrower hereby agree that immediately following the closing of the Bond Issuance, it is the intent of the parties that there will no longer be have both a Borrowing Base and a Conforming Borrowing Base, and (i) the Borrower shall not be permitted to request and the Lenders shall no longer approve a separate Borrowing Base and Conforming Borrowing Base and (ii) the Borrowing Base as determined pursuant to Section 2.02 of the Credit Agreement shall also be the Conforming Borrowing Base.

Section 7.              Borrower Representations and Warranties.  The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Documents are valid and subsisting and secure the Borrower’s obligations under the Loan Documents.

Section 8.              Guarantors Representations and Warranties.  Each Guarantor represents and warrants that: (a) after giving effect to the terms of this Agreement, the representations and warranties contained in their respective Guaranties and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of such Guarantor and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Guarantor enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) it has no defenses to the enforcement of the Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s obligations under the Loan Documents.

Section 9.              Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)           The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender and the Lenders.

(b)           The Administrative Agent shall have received a certificate, dated the Effective Date and executed by a Responsible Officer of the Borrower, which shall (1) certify that the resolutions of the governing body of the Borrower and each Guarantor attached as Exhibit C to the “Certificate of Secretary” dated January 31, 2007, and delivered in connection with the Credit Agreement (the “Secretary’s Certificate”), have not been amended and are in full force and effect, (2) certify that the organizational documents of the Borrower and each Guarantor attached as Exhibits A and B to the Secretary’s Certificate delivered in connection with the Credit Agreement, have not been amended and are in full force and effect, and (3) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

(c)           After giving effect to this Agreement, no Default shall have occurred and be continuing as of the Effective Date.

(d)           The representations and warranties in this Agreement shall be true and correct in all material respects.

(e)           The Borrower shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 9.03 of the Credit Agreement.

Section 10.            Acknowledgments and Agreements.

(f)            The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(g)           The Administrative Agent, the Issuing Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Other than as expressly provided in Section 4 above, nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents or (iv) the rights of the Administrative Agent, the Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(h)           Each of the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(i)            From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(j)            This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 11.            Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 12.            Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 13.            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 14.            Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect,

such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 15.            Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 16.            Entire Agreement.  THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED effective as of the date first above written.

BORROWER:	EDGE PETROLEUM CORPORATION

	By:	/s/ MICHAEL G. LONG
	Name:	MICHAEL G. LONG
	Title:	Executive V.P. & CFO

GUARANTORS:	EDGE PETROLEUM EXPLORATION COMPANY

	By:	/s/ MICHAEL G. LONG
	Name:	MICHAEL G. LONG
	Title:	Executive V.P. & CFO

EDGE PETROLEUM OPERATING COMPANY, INC.

	By:	/s/ MICHAEL G. LONG
	Name:	MICHAEL G. LONG
	Title:	Executive V.P. & CFO

EDGE PETROLEUM PRODUCTION COMPANY

	By:	/s/ MICHAEL G. LONG
	Name:	MICHAEL G. LONG
	Title:	Executive V.P. & CFO

MILLER EXPLORATION COMPANY

	By:	/s/ MICHAEL G. LONG
	Name:	MICHAEL G. LONG
	Title:	Executive V.P. & CFO

MILLER OIL CORPORATION

	By:	/s/ MICHAEL G. LONG
	Name:	MICHAEL G. LONG
	Title:	Executive V.P. & CFO

ADMINISTRATIVE AGENT/
ISSUING LENDER/LENDER:
UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent, Issuing Lender and a Lender

	By:	/s/ DAMIEN G. MEIBURGER
	Name:	DAMIEN G. MEIBURGER
	Title:	Senior Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A.,
as a Lender

	By:	/s/ JO LINDA PAPADAKIS
	Name:	JO LINDA PAPADAKIS
	Title:	Vice President

SUNTRUST BANK, as a Lender

By:	/s/ SEAN ROCHE
Name:	SEAN ROCHE
Title:	Vice President

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ RAYMOND VENTURA
Name:	RAYMOND VENTURA
Title:	Deputy General Manager

BNP PARIBAS, as a Lender

By:	/s/ DAVID DODD
Name:	DAVID DODD
Title:	Managing Director

By:	/s/ BETSY JOCHER
Name:	BETSY JOCHER
Title:	Director

FORTIS CAPITAL CORP.,
as a Lender

By:	/s/ SCOTT MYATT
Name:	SCOTT MYATT
Title:	Vice President

By:	/s/ DEIRDRE SANBORN
Name:	DEIRDRE SANBORN
Title:	Senior Vice President

THE FROST NATIONAL BANK,
as a Lender

By:	/s/ ANDREW A. MERRYMAN
Name:	ANDREW A. MERRYMAN
Title:	SVP

COMPASS BANK, as a Lender

By:	/s/ ADRIANNE D. GRIFFIN
Name:	ADRIANNE D. GRIFFIN
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ JUSTIN M. ALEXANDER
Name:	JUSTIN M. ALEXANDER
Title:	Vice President

BANK OF SCOTLAND, as a Lender

By:	/s/ PERCY NGAI
Name:	PERCY NGAI
Title:	Assistant Vice President

AMENDMENT NO. 2

This AMENDMENT NO. 2 (the “Agreement”) dated as of December 10, 2007 (the “Effective Date”) is among Edge Petroleum Corporation, a Delaware corporation (“Borrower”), the Lenders (as defined below) and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

F.             The Borrower is party to that certain Fourth Amended and Restated Credit Agreement dated as of January 31, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the financial institutions party thereto from time to time (the “Lenders”), the Issuing Lender and the Administrative Agent.

G.            The Borrower and the Lenders wish to, subject to the terms and conditions of this Agreement, (i) redetermine the amount of the Borrowing Base and the Conforming Borrowing Base, and (ii) make certain amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

Section 17.            Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 18.            Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 19.            Amendments to Credit Agreement.

Section 2.02(f) of the Credit Agreement is hereby amended in its entirety by deleting such Section and replacing it with the following new clause (f):

(f)            For each redetermination of the Borrowing Base and the Conforming Borrowing Base occurring from and after April 30, 2008, only a Conforming Borrowing Base shall be determined pursuant to this Section 2.02, and the Conforming Borrowing Base as so determined shall also be the Borrowing Base for all purposes under this Agreement (it being understood that the Borrowing Base redetermination scheduled to take place in the spring of 2008 using the January 1, 2008 Engineering Report shall be considered to have occurred on April 30, 2008, or if completed later, the date of completion thereof, and such redetermination shall be the first scheduled Borrowing Base redetermination applicable under this Section).

Section 20.            Redetermination of Borrowing Base and Conforming Borrowing Base.  The Borrowing Base in effect as of the date of this Agreement has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $300,000,000.  The Conforming Borrowing Base in effect as of the date of this Agreement has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $260,000,000.  The amount of such Borrowing Base and such Conforming Borrowing Base shall remain in effect until each is redetermined pursuant to Section 2.02 of the Credit Agreement.

Section 21.            Borrower Representations and Warranties.  The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Documents are valid and subsisting and secure the Borrower’s obligations under the Loan Documents.

Section 22.            Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)           The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent and all of the Lenders.

(b)           After giving effect to this Agreement, no Default shall have occurred and be continuing as of the Effective Date.

(c)           The representations and warranties in this Agreement shall be true and correct in all material respects.

(d)           The Borrower shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 9.03 of the Credit Agreement.

Section 23.            Acknowledgments and Agreements.

(e)           The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(f)            The Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.

(g)           Each of the Borrower, the Administrative Agent and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(h)           From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(i)            This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 24.            Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 25.            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 26.            Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 27.            Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 28.            Entire Agreement.  THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN

DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED effective as of the date first above written.

BORROWER:	EDGE PETROLEUM CORPORATION

	By:	/s/ MICHAEL G. LONG
	Name:	MICHAEL G. LONG
	Title:	Executive Vice President & CFO

ADMINISTRATIVE AGENT/	UNION BANK OF CALIFORNIA, N.A.,
ISSUING LENDER/LENDER:	as Administrative Agent, Issuing Lender and a Lender

	By:	/s/ DAMIEN G. MEIBURGER
	Name:	DAMIEN G. MEIBURGER
	Title:	Senior Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A.,
as a Lender

	By:	/s/ MICHAEL A. KAMAUF
	Name:	MICHAEL A. KAMAUF
	Title:	Vice President

SUNTRUST BANK, as a Lender

By:	/s/ JAMES M. WARREN
Name:	JAMES M. WARREN
Title:	Managing Director

MIZUHO CORPORATE BANK, LTD., as a
Lender

	By:	/s/ HIDEKATSU TAKE
	Name:	HIDEKATSU TAKE
	Title:	Deputy General Manager

BNP PARIBAS, as a Lender

By:	/s/ POLLY SCHOTT
Name:	POLLY SCHOTT
Title:	Vice President

By:	/s/ BETSY JOCHER
Name:	BETSY JOCHER
Title:	Director

FORTIS CAPITAL CORP.,
as a Lender

By:	/s/ ILENE FOWLER
Name:	ILENE FOWLER
Title:	Director

THE FROST NATIONAL BANK,
as a Lender

By:	/s/ ANDREW A. MERRYMAN
Name:	ANDREW A. MERRYMAN
Title:	SVP

COMPASS BANK, as a Lender

By:	/s/ ADRIANNE D. GRIFFIN
Name:	ADRIANNE D. GRIFFIN
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ JUSTIN M. ALEXANDER
Name:	JUSTIN M. ALEXANDER
Title:	Vice President

BANK OF SCOTLAND, as a Lender

By:	/s/ KAREN WEICH
Name:	KAREN WEICH
Title:	Vice President

AMENDMENT NO. 3 AND AGREEMENT

This AMENDMENT NO. 3 AND AGREEMENT (the “Agreement”) dated as of May 8, 2008 (the “Effective Date”) is among Edge Petroleum Corporation, a Delaware corporation (“Borrower”), the Lenders (as defined herein) and Union Bank of California, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A.                                    The Borrower is party to that certain Fourth Amended and Restated Credit Agreement dated as of January 31, 2007, as amended by Amendment No. 1 dated July 11, 2007 and Amendment No. 2 dated December 10, 2007 (as so amended and as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the financial institutions party thereto from time to time (the “Lenders”), the Issuing Lender and the Administrative Agent.

B.                                    The Borrower, the Administrative Agent, the Issuing Lender and the Lenders wish to, subject to the terms and conditions of this Agreement, (i) amend the Credit Agreement as provided herein, and (ii) redetermine the amount of the Borrowing Base.

THEREFORE, the Borrower, the Administrative Agent, the Issuing Lender and the Lenders hereby agree as follows:

Section 1.              Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary herein.

Section 2.              Other Definitional Provisions.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.              Amendment to Credit Agreement.  Section 2.02(f) of the Credit Agreement is hereby amended in its entirety by deleting such Section and replacing it with the following new clause (f):

(f)            For each redetermination of the Borrowing Base and the Conforming Borrowing Base occurring after June 30, 2008, only a Borrowing Base shall be determined pursuant to this Section 2.02, and the Borrowing Base as so determined shall also be the Conforming Borrowing Base for all purposes under this Agreement, it being understood that the then existing Borrowing Base and Conforming Borrowing Base shall remain in effect until such redetermination.

Section 4.              Redetermination of Borrowing Base.  The Borrowing Base in effect as of the date of this Agreement has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $250,000,000.  The Conforming Borrowing Base in effect as of the date of this Agreement has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $225,000,000.  The amount of such Borrowing Base and such Conforming Borrowing Base shall remain in effect until each is redetermined pursuant to Section 2.02 of the Credit Agreement, provided that in addition to any redetermination permitted to be made under Section 2.02(c) of the Credit Agreement, the Administrative Agent and the Lenders shall also be permitted to redetermine the Borrowing Base and the Conforming Borrowing Base on or before June 30, 2008 (the “June 2008 Redetermination”), using an Engineering Report delivered by the Borrower on or before June 1, 2008.

Section 5.              Borrower Representations and Warranties.  The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Documents are valid and subsisting and secure the Borrower’s obligations under the Loan Documents.

Section 6.              Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)           The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent, the Issuing Lender and all of the Lenders.

(b)           After giving effect to this Agreement, no Default shall have occurred and be continuing as of the Effective Date.

(c)           The representations and warranties in this Agreement shall be true and correct in all material respects.

(d)           The Borrower shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 9.03 of the Credit Agreement.

Section 7.              Acknowledgments and Agreements.

(a)           The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)           The Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.

(c)           Each of the Borrower, the Administrative Agent, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(d)           From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(e)           This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 8.              Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 9.              Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10.            Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 11.            Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 12.            Entire Agreement.  THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

EXECUTED effective as of the date first above written.

BORROWER:	EDGE PETROLEUM CORPORATION

	By:	/s/ MICHAEL G. LONG
	Name:	MICHAEL G. LONG
	Title:	Executive Vice President & CFO

1

ADMINISTRATIVE AGENT/
ISSUING LENDER/LENDER:
UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent, Issuing Lender
and a Lender

	By:	/s/ DAMIEN G. MEIBURGER
	Name:	DAMIEN G. MEIBURGER
	Title:	Senior Vice President

2

LENDERS:	JPMORGAN CHASE BANK, N.A.,
as a Lender

	By:	/s/ MICHAEL A. KAMAUF
	Name:	MICHAEL A. KAMAUF
	Title:	Vice President

3

SUNTRUST BANK, as a Lender

By:	/s/ YANN PIRIO
Name:	YANN PIRIO
Title:	Director

4

MIZUHO CORPORATE BANK, LTD., as a
Lender

By:	/s/ LEON MO
Name:	LEON MO
Title:	Senior Vice President

5

BNP PARIBAS, as a Lender

By:	/s/ POLLY SCHOTT
Name:	POLLY SCHOTT
Title:	Director

By:	/s/ ROBERT LONG
Name:	ROBERT LONG
Title:	Vice President

6

FORTIS CAPITAL CORP.,
as a Lender

By:	/s/ DAVID MONTGOMERY
Name:	DAVID MONTGOMERY
Title:	Director

By:	/s/ DARRELL HOLLEY
Name:	DARRELL HOLLEY
Title:	Managing Director

7

THE FROST NATIONAL BANK,
as a Lender

By:	/s/ ANDREW A. MERRYMAN
Name:	ANDREW A. MERRYMAN
Title:	SVP

8

COMPASS BANK, as a Lender

By:	/s/ DOROTHY MARCHAND
Name:	DOROTHY MARCHAND
Title:	Senior Vice President

9

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ JUSTIN M. ALEXANDER
Name:	JUSTIN M. ALEXANDER
Title:	Vice President

10

BANK OF SCOTLAND, as a Lender

By:	/s/ KAREN WEICH
Name:	KAREN WEICH
Title:	Vice President

11